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                                                                    EXHIBIT 5.1


                          Morgan, Lewis & Bockius LLP
                               Counselors at Law
                             2000 One Logan Square
                     Philadelphia, Pennsylvania 19103-6993
                           Telephone: (215) 963-5000
                              Fax: (215) 963-5299


October 21, 1996

Magainin Pharmaceuticals Inc.
5110 Campus Drive
Plymouth Meeting, PA 19462

Re:      Magainin Pharmaceuticals Inc.
         Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Magainin Pharmaceuticals Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the public offering of an aggregate of 550,000 shares (the "Shares") of the common stock, par value $.002 per share, of the Company (the "Common Stock"), to be sold by the Selling Stockholders named in the Registration Statement. The Shares were issued to the Selling Stockholders pursuant to Stock Issuance Agreements, each dated as of October 1, 1996, between the Company and the Selling Stockholders (the "Stock Issuance Agreements").

In this connection, we have reviewed (a) the Registration Statement; (b) the Company's Restated Certificate of Incorporation and Bylaws; (c) the Stock Issuance Agreements; and (d) certain records of the Company's corporate proceedings as reflected in its minute books. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Our opinion set forth below is limited to the General Corporation Law of the State of Delaware.

In our opinion, the Shares are legally issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to all references to our firm in the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission thereunder.

The opinion expressed herein is solely for your benefit and may be relied upon only by you.

Very truly yours,

/s/ MORGAN, LEWIS & BOCKIUS LLP